Exhibit 24

CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized Andrew Reed, Dexter L. Pagdilao Jr., Ara L. Lee, Sadie M. Claflin, Yunzhou Wang, Daniel Atchue and Allen Kogan, each acting singly, to prepare, execute and file on the undersigned's behalf a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the U.S. Securities and Exchange Commission (the “SEC”) of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation thereunder.

This Statement further confirms that the undersigned has authorized and designated Asher M. Rubin, Istvan Hajdu, Andrea Reed, Chad Kolean, and Christina Blakley, each acting singly, to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the SEC as a result of the undersigned's ownership of or transactions in securities of Cellectar Biosciences, Inc.

The authority of Andrew Reed, Dexter L. Pagdilao Jr., Ara L. Lee, Sadie M. Claflin, Yunzhou Wang, Daniel Atchue, Allen Kogan, Asher M. Rubin, Istvan Hajdu, Andrea Reed, Chad Kolean, and Christina Blakley under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of Cellectar Biosciences, Inc. unless earlier revoked in writing. The undersigned acknowledges that Andrew Reed, Dexter L. Pagdilao Jr., Ara L. Lee, Sadie M. Claflin, Yunzhou Wang, Daniel Atchue, Allen Kogan, Asher M. Rubin, Istvan Hajdu, Andrea Reed, Chad Kolean, and Christina Blakley are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Statement revokes the authority of any person named in any prior confirming statement relating to the undersigned's filing obligations with respect to securities of Cellectar Biosciences, Inc. who is not named herein, and this Statement replaces and supersedes any such prior confirming statement.

Dated: March 13, 2023

Signed: /s/ Andrei Shustov

Print Name: Andrei Shustov, M.D.